UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2016
Active Power, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30939	74-2961657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2128 W. Braker Lane, BK 12
Austin, Texas 78758
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:
(512) 836-6464
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On September 29, 2016, Active Power, Inc., a Delaware corporation (the “Company”), Langley Holdings plc, a United Kingdom public limited company, and Piller USA, Inc., a Delaware corporation and a wholly owned subsidiary of Langley (the “Buyer”) entered into an Asset Purchase Agreement (the “Purchase Agreement”). The Purchase Agreement provides, among other things and subject to the terms and conditions set forth therein, that the Buyer will purchase from the Company substantially all of the assets and operations of the Company, for a nominal purchase price plus the assumption of all indebtedness, including bank debt, liabilities and customer, employee and purchase commitments going forward (the “Disposition”).
Section 5— Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 16, 2016, the Company held a special meeting of its stockholders (the “Special Meeting”) to consider certain proposals related to the Purchase Agreement and a stockholders rights plan.

As of October 10, 2016, the record date for the Special Meeting, there were 23,125,154 shares of the Company’s common stock outstanding, each of which was entitled to one vote for each proposal at the Special Meeting. At the Special Meeting, a total of 12,546,297 shares of the Company’s common stock, representing approximately 54.25 percent of outstanding shares entitled to vote, were present in person or by proxy, constituting a quorum to conduct business.

At the Special Meeting, the following proposals were considered:

(1)	The approval of the Disposition;

(2)	The ratification of a stockholders rights plan; and

(3)
The approval of the adjournment of the Special Meeting to another date and place if necessary or appropriate to solicit additional votes if there were insufficient votes at the time of the Special Meeting to approve the Dissolution.

All of the proposals were approved by the requisite vote of the Company’s stockholders. The final voting results for each proposal are described below. For more information on each of these proposals, see the Definitive Proxy Statement on Schedule 14A for the Special Meeting, filed by the Company with the SEC on October 17, 2016.

1.	Proposal to approve the Disposition:

For	Against	Abstain	Broker-Non-Votes
12,317,415	180,243	48,639	0

2.	Proposal to ratify the stockholders rights plan:

For	Against	Abstain	Broker-Non-Votes
12,382,703	117,136	46,458	0

3.
Proposal to approve the adjournment of the Special Meeting to another date and place if necessary or appropriate to solicit additional votes if there are insufficient votes at the time of the Special Meeting to approve the Disposition:

For	Against	Abstain	Broker-Non-Votes
12,099,421	363,577	83,299	0

Although Proposal 3 was approved, since the Disposition had been approved by the Company’s stockholders without an adjournment, an adjournment of the Special Meeting was not necessary or appropriate.

Item 8.01.    Other Events.
On November 16, 2016, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release of the Company dated November 16, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Active Power, Inc.

By:        /s/James A. Powers
Name:    James A. Powers
Title:    Chief Financial Officer and Vice President of Finance

Dated: November 16, 2016

EXHIBIT INDEX

99.1	Press Release of Active Power, Inc., dated November 16, 2016.